                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        July 15, 1996



                              CKE RESTAURANTS, INC.

               (Exact Name of Registrant as Specified in Charter)

        Delaware                     1-13192                  33-0602639
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
   of Incorporation)               File Number)            Identification No.)

   1200 North Harbor Boulevard, Anaheim, California            92801
   (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code       (714) 774-5796


                                 Not Applicable

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

    On July 15, 1996, CKE Restaurants, Inc. (the "Company") acquired Summit Family Restaurants Inc. ("Summit"). Summit has restaurant operations in nine western states, including 77 company-operated and 24 franchised JB's Restaurants, 16 HomeTown Buffet restaurants and six Galaxy Diner restaurants.

    The acquisition was effected by the merger of Summit Merger, Inc., a wholly-owned subsidiary of the Company, with and into Summit (the "Merger"), with Summit surviving the Merger as a wholly-owned subsidiary of the Company. In the Merger, each of the 4,809,446 outstanding shares of Summit Common Stock was converted into the right to receive 0.1043 shares of the Company's Common Stock (and cash in lieu of fractional shares) and cash in the amount of $2.63, subject to the rights of the holders thereof to exercise appraisal rights under applicable Delaware law. Accordingly, the aggregate number of shares of Common Stock of the Company issued or to be issued by the Company in the Merger will not exceed 501,625. The sources of funds for the cash portion of the Merger consideration were cash on hand and borrowings under the Company's revolving credit facilities.

    The foregoing descriptions of the acquisition of Summit and the Merger are qualified in their entirety by reference to the Agreement and Plan of Merger and Reorganization, dated as of November 30, 1995, among the Company, Summit and Summit Merger, Inc., which is attached as Appendix A to the Proxy Statement/Prospectus, dated June 10, 1996, of the Company and Summit, a copy of which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 11, 1996 (the "Proxy Statement/Prospectus").

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) Financial Statements of Business Acquired. The following financial statements of Summit are incorporated by reference herein from pages F-2 through F-20 of the Proxy Statement/Prospectus.

                                                                                                               Page
                                                                                                               ----

    Report of Independent Auditors ..................................................................           F-2

    Consolidated Balance Sheets as of September 26, 1994, September 25, 1995
       and March 11, 1996 (unaudited)................................................................           F-3

    Consolidated Statements of Operations for the fiscal years ended September
       27, 1993, September 26, 1994 and September 25, 1995 and for the
       twenty-four weeks ended
       March 13, 1995 and March 11, 1996 (unaudited).................................................           F-4

    Consolidated Statements of Changes in Stockholders' Equity for the fiscal years ended
       September 27, 1993, September 26, 1994 and September 25, 1995 and for the
       twenty-four weeks ended March 11, 1996 (unaudited)............................................           F-5

    Consolidated Statements of Cash Flows for the fiscal years ended September
       27, 1993, September 26, 1994 and September 25, 1995 and for the
       twenty-four weeks ended
       March 13, 1995 and March 11, 1996 (unaudited).................................................           F-6

    Notes to Consolidated Financial Statements.......................................................           F-8

         (b)      Pro Forma Financial Information.

         The following Unaudited Pro Forma Combined Condensed Financial Statements are based upon the consolidated financial statements of the Company and Summit combined and adjusted to give effect to the acquisition of Summit by the Company (the "Summit Acquisition"). In connection with the Summit Acquisition, each of the 4,809,446 then outstanding shares of Summit Common Stock was converted into the right to receive cash in the amount of $2.63 and
0.1043 shares of the Company's Common Stock, and cash in lieu of fractional shares.

         The Unaudited Pro Forma Combined Condensed Balance Sheet at May 20, 1996 gives effect to the Summit Acquisition as if it had occurred on such date and was prepared based upon the consolidated balance sheets of the Company as of May 20, 1996 and of Summit as of March 11, 1996. The Unaudited Pro Forma Combined Condensed Statements of Operations for the fiscal year ended January 31, 1996 and for the 16 weeks ended May 20, 1996 give effect to the Summit Acquisition as if it had occurred at the beginning of each period presented. The Unaudited Pro Forma Combined Condensed Statement of Operations for the fiscal year ended January 31, 1996 was prepared based upon the consolidated statements of operations of the Company for the fiscal year ended January 31, 1996 and of Summit for the 24 weeks ended March 11, 1996 and the 28 weeks ended September 25, 1995. The Unaudited Pro Forma Combined Condensed Statement of Operations for the sixteen weeks ended May 20, 1996 was prepared based upon the consolidated statements of operations of the Company for the 16 weeks ended May 20, 1996 and of Summit for the 12 weeks ended March 11, 1996.

         The Unaudited Pro Forma Combined Condensed Financial Statements are provided for comparative purposes only and are not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the Summit Acquisition occurred at the beginning of the periods presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon certain assumptions included in the notes to the Unaudited Pro Forma Combined Condensed Financial Statements. The Company believes the pro forma assumptions are reasonable under the circumstances. The Unaudited Pro Forma Combined Condensed Financial Statements are further based on the assumption that none of the former holders of Summit Common Stock, if any, who may be entitled to appraisal rights under the Delaware General Corporation Law will seek to perfect such rights.

         The Summit Acquisition will be accounted for using the purchase method of accounting. Accordingly, the Company's cost to acquire Summit (the "Purchase Consideration"), calculated to be $29.0 million, will be allocated to the assets acquired and liabilities assumed according to their respective fair values. The final allocation of the Purchase Consideration is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such an allocation. Many operational and strategic decisions with respect to the combined companies have not been made. The Company currently intends to sell the JB's Restaurants. However, the Company has not entered into any agreements providing for any such sale and there can be no assurance that the Company will be able to sell such restaurants. Accordingly, the purchase allocation adjustments made in connection with the development of the Unaudited Pro Forma Combined Condensed Financial Statements are preliminary, assume all Summit restaurants will be operated by the Company, and have been made solely for the purpose of developing such Unaudited Pro Forma Combined Condensed Financial Statements. Acquisition costs, including fees payable to Summit's financial advisor, have been included in the Unaudited Pro Forma Combined Condensed Financial Statements.

         The Unaudited Pro Forma Combined Condensed Financial Statements do not reflect certain cost savings that the Company expects to be realized primarily through elimination of certain duplicative administrative costs. No assurances can be made as to the amount of cost savings, if any, that actually will be realized.

                              CKE RESTAURANTS, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF MAY 20, 1996
                                 (IN THOUSANDS)



                                                       HISTORICAL
                                     ------------------------------------------------        PRO FORMA
                                       CKE AT          SUMMIT AT                            ACQUISITION
                                      5/20/96           3/11/96             COMBINED        ADJUSTMENTS               PRO FORMA
                                     ---------         ---------            ---------       -----------               ---------
ASSETS
Cash and cash equivalents......      $  19,219         $  1,875             $  21,094         $(13,606) (a)(f)(g)     $   7,488
Notes receivable...............          1,030              190                 1,220               --                    1,220
Other receivables..............          5,427              584                 6,011               --                    6,011
Inventories....................          7,208            1,466                 8,674               --                    8,674
Current deferred taxes, net....         10,005               --                10,005               --                   10,005
Prepaid expenses and other.....          6,449              189                 6,638               --                    6,638
                                     ---------         --------             ---------         --------                ---------
    Total current assets.......         49,338            4,304                53,642          (13,606)                  40,036

Property, building and
    equipment, net.............        123,305           44,636               167,941           (4,778) (d)             163,163
Real property and equipment
    under capitalized leases...         27,662            7,091                34,753               --                   34,753
Notes receivable...............          6,319            2,241                 8,560               --                    8,560
Related party notes
    receivable.................            900               --                   900               --                      900
Long-term investments..........         31,386            1,430                32,816           (4,989) (j)              27,827
Other assets...................          7,425            2,693                10,118               --                   10,118
                                     ---------         --------             ---------        ---------                ---------
    Total assets...............      $ 246,335         $ 62,395             $ 308,730        $ (23,373)               $ 285,357
                                     =========         ========             =========        =========                =========

LIABILITIES
Current maturities of
   long-term debt..............      $  11,193         $    871             $  12,064        $      --                $  12,064
Accounts payable...............         15,028            5,358                20,386               --                   20,386
Accrued liabilities............         36,479            7,136                43,615            1,887 (c)(e)(f)         45,502
                                     ---------         --------             ---------        ---------                ---------
   Total current liabilities...         62,700           13,365                76,065            1,887                   77,952

Obligations under capitalized
   leases......................         39,369            9,981                49,350               --                   49,350
Long-term debt.................         23,066              345                23,411               --                   23,411
Other liabilities..............         14,645               --                14,645               --                   14,645
Deferred taxes, net............             --              468                   468               --                      468
Deferred compensation..........             --            1,564                 1,564               --                    1,564
                                     ---------         --------             ---------        ---------                ---------
   Total liabilities...........        139,780           25,723               165,503            1,887                  167,390
STOCKHOLDERS' EQUITY...........        106,555           36,672               143,227          (25,260) (a)(b)(j)       117,967
                                     ---------         --------             ---------        ---------                ---------
   Total liabilities and
   stockholders' equity........      $ 246,335         $ 62,395             $ 308,730        $ (23,373)               $ 285,357
                                     =========         ========             =========        =========                =========




        See accompanying notes to unaudited pro forma combined condensed financial statements.

                              CKE RESTAURANTS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED JANUARY 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                       HISTORICAL
                                          ------------------------------------
                                              CKE        SUMMIT
                                          FISCAL YEAR   52 WEEKS                     PRO FORMA
                                             ENDED        ENDED                     ACQUISITION
                                            1/31/96      3/11/96     COMBINED       ADJUSTMENTS      PRO FORMA
                                          ----------   ----------    ---------     -------------     ----------
TOTAL REVENUES........................    $  465,437   $  120,897    $ 586,334      $        --      $  586,334

OPERATING COSTS AND EXPENSES:
   Restaurant Operations:
     Food and packaging...............       121,029       39,563      160,592               --         160,592
     Payroll and other employee
     benefits.........................       109,942       41,977      151,919           (1,600)(i)     150,319
     Occupancy and other operating
        expenses......................        82,095       32,208      114,303               --         114,303
   Franchised and licensed
     restaurants......................        68,839          194       69,033               --          69,033
   Advertising........................        19,940        3,316       23,256               --          23,256
   General and administrative.........        37,857        9,845       47,702             (478)(d)      47,224
                                          ----------   ----------    ---------      -----------      ----------

        Total operating costs and
           expenses...................       439,702      127,103      566,805           (2,078)        564,727
                                          ----------   ----------    ---------      -----------      ----------

Operating income (loss)...............        25,735       (6,206)      19,529            2,078          21,607

Interest expense......................       (10,004)      (1,375)     (11,379)              --         (11,379)
Gain on sale of long-term
   investment.........................            --        3,959        3,959               --           3,959
Other income, net.....................         2,222          400        2,622               --           2,622
                                          ----------   ----------    ---------      -----------      ----------
Income (loss) before income taxes.....        17,953       (3,222)      14,731            2,078          16,809

Income tax expense (benefit)..........         7,001          900        7,901           (1,177)(h)       6,724
                                          ----------   ----------    ---------      -----------      ----------

Net income (loss).....................    $   10,952   $   (4,122)   $   6,830      $     3,255      $   10,085
                                          ==========   ==========    =========      ===========      ==========

Net income per share..................    $     0.59                                                 $     0.52
                                          ==========                                                 ==========

Weighted average shares
   outstanding........................        18,679                                                       19,399
                                          ==========                                                   ==========



        See accompanying notes to unaudited pro forma combined condensed financial statements.

                              CKE RESTAURANTS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                       FOR THE 16 WEEKS ENDED MAY 20, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       HISTORICAL
                                          ------------------------------------
                                              CKE        SUMMIT
                                           16 WEEKS     12 WEEKS                       PRO FORMA
                                             ENDED        ENDED                       ACQUISITION
                                            5/20/96      3/11/96      COMBINED        ADJUSTMENTS      PRO FORMA
                                          ----------   ----------    ---------      -------------      ----------
TOTAL REVENUES........................    $  152,934   $   27,397    $ 180,331      $          --      $  180,331

OPERATING COSTS AND EXPENSES:
   Restaurant Operations:
     Food and packaging...............        39,755        8,782       48,537                 --          48,537
     Payroll and other employee
     benefits.........................        35,631        9,287       44,918             (1,600) (i)     43,318
     Occupancy and other operating
        expenses......................        26,539        7,241       33,780                 --          33,780
   Franchised and licensed
     restaurants......................        22,176           85       22,261                 --          22,261
   Advertising........................         7,571          680        8,251                 --           8,251
   General and administrative.........        11,186        3,219       14,405               (147) (d)     14,258
                                          ----------   ----------    ---------      -------------      ----------

        Total operating costs and
           expenses...................       142,858       29,294      172,152             (1,747)        170,405

Operating income (loss)...............        10,076       (1,897)       8,179              1,747           9,926

Interest expense......................        (2,595)        (282)      (2,877)                --          (2,877)
Other income, net.....................         1,274          121        1,395                 --           1,395
                                          ----------   ----------    ---------      -------------      ----------
Income (loss) before income taxes.....         8,755       (2,058)       6,697              1,747           8,444

Income tax expense (benefit)..........         3,422         (200)       3,222                156 (h)       3,378
                                          ----------   ----------    ---------      -------------      ----------

Net income (loss).....................    $    5,333   $   (1,858)   $   3,475      $       1,591      $    5,066
                                          ==========   ==========    =========      =============      ==========

Net income per share..................    $     0.28                                                   $     0.26
                                          ==========                                                   ==========

Weighted average shares
   outstanding........................        19,109                                                       19,611
                                          ==========                                                   ==========


             See accompanying notes to unaudited pro forma combined
                        condensed financial statements.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

         (a) The pro forma combined condensed balance sheet and statements of operations have been prepared to reflect the acquisition of Summit by the Company for an aggregate estimated purchase price comprised of $17.6 million in cash and shares of Common Stock having an aggregate fair market value of $11.4 million. The cash portion of the purchase price includes cash in the amount of $5.0 million paid by the Company for the purchase of Summit preferred stock on April 4, 1996; however, the pro forma cash acquisition adjustments exclude the $5.0 million paid.

         (b) The pro forma combined condensed balance sheet has been adjusted to eliminate the stockholders' equity of Summit. See note (j) below.

         (c) To record anticipated additional change of control and severance costs of $1.3 million for employees of Summit expected to be terminated after consummation of the Summit Acquisition. See note (i) below.

         (d) To write down $1.2 million of certain leasehold improvements, property and equipment which will not be used by the Company after the Summit Acquisition, to allocate $3.6 million, the remaining excess of fair value of net assets acquired over consideration paid, in accordance with APB No. 16 and to record the related $0.5 million and $0.1 million impact on depreciation and amortization expense calculated over ten years for the fiscal year ended January 31, 1996 and the 16 weeks ended May 20, 1996, respectively.

         (e) To record reserves for the excess of master lease payments over anticipated sublease rents of $0.3 million for Summit's corporate office lease, $0.2 million for computer and equipment lease commitments and $0.2 million for other integration costs.

         (f) To record the use of cash of $0.7 million for investment banking fees to be paid upon the closing of the Summit Acquisition and to reduce liabilities by $0.1 million, representing investment banking fees previously accrued by Summit.

         (g) To record the use of $0.2 million in cash for the cancellation of Summit options whose exercise price is below the market value of the Summit Common Stock.

         (h) To record the income tax effects of the pro forma adjustments at an assumed rate of 40.0% and to utilize Summit's current net operating losses so as to affect a pro forma tax rate of 40.0%.

         (i) To exclude $1.6 million of change of control and severance costs, for employees of Summit who have already been terminated and which are included in Summit's results of operations for the 52 week and 12 week periods ended March 11, 1996, as a non-recurring charge.

         (j) To eliminate in consolidation the Company's $5.0 million investment in Summit preferred stock.

         (c)      Exhibits.

                  Exhibit Number

                       2.1 Agreement and Plan of Merger and Reorganization dated as of November 30, 1995, by and among CKE Restaurants, Inc., Summit Merger, Inc. and Summit Family Restaurants Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-05305)).

                       23.1  Consent of KPMG Peat Marwick LLP

                       99.1  Press Release dated July 16, 1996

                       99.2 Financial Statements of Summit Family Restaurants Inc. listed in Item 7 (a) above

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CKE RESTAURANTS, INC.

Date:  July 26, 1996                       By:    /s/ JOSEPH N. STEIN
                                                  -------------------
                                                  Joseph N. Stein,
                                                  Senior Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

         The following exhibits are attached hereto and incorporated herein by reference:

                                                                         Sequentially
Exhibit Number                    Description                           Numbered Page
- --------------                    -----------                           -------------
 2.1             Agreement and Plan of Merger and Reorganization                   --
                 dated as of November 30, 1995, by and among CKE
                 Restaurants, Inc., Summit Merger, Inc. and Summit
                 Family Restaurants Inc. (incorporated herein by
                 reference to Exhibit 2.1 to the Company's
                 Registration Statement on Form S-4 (Registration
                 No. 333-05305)).*

 23.1            Consent of KPMG Peat Marwick LLP

 99.1            Press Release dated July 16, 1996

 99.2            Financial Statements of Summit Family Restaurants
                 Inc. listed in Item 7 (a) above

- -------------------
* Schedules omitted. The Registrant shall furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.